Exhibit 10.17

Exclusive Advertising Agency Agreement

Party A: Shopping Guide Printing House

Party B: Xinyu Xingbang Information Industry Co. Ltd.

After mutual investigation and appraisal, Party A and Party B reach the following agreement concerning the agency for advertising of the  Shopping Guide News :

I. Agency Business

Party A authorizes Party B to take charge of and act as the advertising agent of Party A’s Shopping Guide News  ( Industry Economy Review  Special Issue) for a period of 3 years starting on July 1, 2012 and terminating on June 30, 2015, which is published every week and distributed geared to the needs of the industry.

During the valid term of the Contract, Party A shall not authorize the third party act as advertising agent of the Shopping Guide News  as a special issue in the ceramic industry.

II. Agency Mode, Fees & Payment Term

1.
Party B shall fulfill a lump-sum advertising agency of Shopping Guide News (Industry Economy Review) for a period of 3 years and the annual agency fees for every year is RMB200,000, RMB200,000 and RMB200,000 respectively, which total to RMB600,000. The first year fee shall is paid within seven days from the date of signing. Second year onwards, the fee shall be paid one month before the contracting period.

2.
Party B shall take full charge of advertising business of the Shopping Guide News (Industry Economy Review). Party B shall fix the advertising prices (the prices shall be accepted by the Printing House). Party B shall bear all expenses and printing expenditure and paper expenditure.

3.
After the expiration of the cooperation, Party B shall have the priority over renewing the Contract under the same conditions. The separate agreement shall be signed for specific agency conditions whereupon.

III. Party A’s Rights and Obligations

1.	Party A shall provide all formalities related to normal publication for the Shopping Guide News (Industry Economy Review ) and guarantee its normal operation.

2.
Party A shall give a final review before advertising release in accordance with the Advertising Law and related national regulations. Party A is entitled to ask Party B to revise the form of expression of the advertising content that fails to comply with laws and regulations as well as to provide Party B with necessary services and guidance for advertising release and business according to law. Party A shall never interfere with Party B’s decision-making power for normal advertising business.

3.	Party A shall edit the text layout of the newspaper.

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IV. Party B’s Rights and Obligations

1.
Party B shall undertake and release advertising in accordance with the related laws and regulations and ensure review carefully as well as submit it to Party A for review. In case of any economic disputes in advertising business, Party B shall bear the economic responsibilities of the advertising agency and advertising release party.

2.	Party B shall solicit contributions of the advertising and take a preliminary review.

3.	Party B shall pay the agency fee timely. In case Party B refuses or delays payment, Party A is entitled to terminate the Contract unilaterally and to claim the related payments.

4.	Party B shall ensure that the advertising drafts for review are provided to Party A before 15:00 pm two days prior to publication.

5.	Party B shall mark the words Advertising Agency and telephone number on the newspaper.

V. Liability for Breach of Contract

During the Contract, either party that has difficulty in fulfilling the Contract shall carefully solve it through negotiation. If both parties fail to reach consensus (Both parties shall not terminate the Contract in the first year, otherwise considered a default.), the default party shall assume responsibility for compensation. The specific compensation plan shall be negotiated by both parties or be solved through civil action. The litigation shall be governed by the people’s court at the location of Party A.

VI. For the matters uncovered hereto, an additional contract shall be made. The additional contract and the Contract are equally authentic.

VII.The Contract is in four counterparts. It shall take effect after the date of the signature by both parties and the contracting agency fee for the first year is received.

Party A: Shopping Guide Printing Office (Seal) Representative: (Signature) Date: June 29, 2012 Signed in: Beijing, China	Party B: Xinyu Xingbang Information Industry Co. Ltd. (Seal) Representative: (Signature) Date: June 29, 2012

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